Exhibit 5.1

November 26, 2024 The York Water Company 130 East Market Street York, Pennsylvania 17401	Reed Smith Centre 225 Fifth Avenue Pittsburgh, PA 15222-2716 Tel +1 412 288 3131 Fax +1 412 288 3063 reedsmith.com

RE: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to The York Water Company, a Pennsylvania corporation (the “Corporation”), in connection with a registration statement on Form S-3 (the “Registration Statement”) filed by the Corporation with the Securities and Exchange Commission (the “Commission”), relating to the offering by the Corporation from time to time on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of: (i) shares of common stock of the Corporation, no par value (“Common Stock”); and (ii) debt securities in one or more series (the “Debt Securities” and, together with the Common Stock, the “Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between the Corporation and a trustee to be selected by the Corporation (the “Indenture”), in each case, as described in the prospectus forming a part of the Registration Statement (the “Prospectus”), and as shall be designated by the Corporation at the time of the applicable offering. The maximum aggregate public offering price of the Securities being registered is $60,000,000. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act and in connection with the filing of the Registration Statement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments we have deemed necessary or advisable, including (i) the Registration Statement, including the exhibits thereto, (ii) the Amended and Restated Articles of Incorporation of The York Water Company, effective as of May 30, 2010 (the “Articles of Incorporation”), (iii) the Amended and Restated By-laws of The York Water Company, effective as of January 23, 2012 (the “Bylaws” and together with the Articles of Incorporation, the “Charter Documents”), (iv) certain resolutions of the Board of Directors of the Corporation (the “Board”), and (v) such other records, agreements and other documents as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In all such examinations, we have assumed the legal capacity of all natural persons whose signatures appear on any document, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such latter documents.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all items submitted to us as originals, the conformity with originals of all items submitted to us as copies, and the authenticity of the originals of such copies. We have also assumed the authority of the signatures of persons signing all documents in connection with which this opinion is rendered, other than the Corporation and the due authorization, execution and delivery of all documents by the parties thereto other than the Corporation. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Corporation and public officials.

For purposes of this opinion, we have also assumed that:

The York Water Company November 26, 2024 Page 2

(i)
at or prior to the time of delivery of any Securities, the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(ii)
if applicable, one or more supplements to the Prospectus describing the Securities offered thereby (each, a “Prospectus Supplement”) will be prepared and filed with the Commission and will comply with all applicable laws;

(iii)
all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s);

(iv)
the Board (or, to the extent permitted by applicable law and the governing documents of the Corporation, a duly constituted and acting committee thereof) will have taken all necessary corporate or limited liability company action to authorize the issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and the issuance and sale of such Securities and related matters;

(v)
any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

(vi)
a definitive purchase, underwriting or similar agreement with respect to the Securities offered will have been duly authorized, executed and delivered by all parties thereto other than the Corporation;

(vii)
all Securities, and any certificates in respect thereof, will be delivered either (a) in accordance with the provisions of the applicable Purchase Agreement approved by the Board upon payment of consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;

(viii)
in the case of shares of Common Stock, certificates representing such shares will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Corporation, in each case in accordance with the provisions of the Charter Documents of the Corporation; there will be sufficient shares of Common Stock authorized under such Charter Documents and not otherwise issued or reserved for issuance; and the purchase price therefor payable to the Corporation or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Corporation for such conversion, exchange, redemption or exercise will not be less than the par value of such shares, in the case of shares of Common Stock;

(ix)
in the case of Debt Securities, (a) the Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities in accordance with the terms of the indenture under which such Debt Securities will be issued, and such Debt Securities will be governed by New York law and will not include any provision that is unenforceable; (b) the indenture under which such Debt Securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended; and (d) forms of Debt Securities complying with the terms of the indenture under which such Debt Securities will be issued and evidencing such Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such indenture;

(x)	in the case of any series of senior Debt Securities, the Trustee is qualified to act as trustee under the indenture under which such Debt Securities will be issued;
(xi)	all Securities and any related contracts, agreements, indentures and instruments will be duly executed and delivered in substantially the form reviewed by us prior to issuance of such Securities;
(xii)
the Corporation will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver each of the Purchase Agreements or similar agreements, as applicable;

(xiii)
the Securities offered, as well as the terms of each of the Purchase Agreements or similar agreements with respect to any Securities offered, as they will be executed and delivered, comply with all requirements and restrictions, if any, applicable to the Corporation, whether imposed by any court or governmental or regulatory body having jurisdiction over the Corporation; and We have further assumed that the Securities will be issued in compliance with an appropriate securities certificate approved by the Pennsylvania Public Utility Commission.

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Based upon and subject to the foregoing, we are of the opinion that:

1. When, as and if (a) the shares of Common Stock to be offered and sold by the Corporation have been duly authorized by appropriate corporate or organizational action of the Corporation and (b) such shares of Common Stock have been issued, sold and delivered against payment therefor (which shall be in an amount at least equal to the par value of the shares being issued and sold) in accordance with such authorization, the applicable Purchase Agreement and applicable law, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2. When, as and if (a) any Debt Securities have been duly authorized and duly established in accordance with any indenture and applicable law, (b) appropriate corporate or organizational action has been taken to authorize the form, terms, execution and delivery of such Debt Securities (and any required amendment or supplement to the indenture), and (c) the applicable Debt Securities have been duly executed, attested, issued and delivered by duly authorized officers against payment in accordance with such authorization, the indenture, the applicable Purchase Agreement and applicable law, and duly authenticated by the trustee in accordance with the indenture, such Debt Securities (including any Debt Securities duly executed and delivered upon the exchange or conversion of Debt Securities that are exchangeable or convertible into another series of Debt Securities, assuming that such Securities have been duly authorized, issued, paid for and delivered) will be validly issued and will constitute binding obligations of the Corporation enforceable against the Corporation in accordance with their terms.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) other commonly recognized statutory and judicial constraints as to enforceability, including statutes of limitations, and (iv) public policy considerations which may limit the rights of parties to obtain certain remedies.

We express no opinion as to the law of any jurisdiction other than the laws of the State of New York, the Commonwealth of Pennsylvania and the federal law of the United States, all as in effect on the date hereof. We express no opinion as to any other laws, statutes, regulations or ordinances, including federal and state securities (or “blue sky”) laws.

The opinions set forth herein are given as of the date hereof, and we undertake no obligation to update or supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact or other circumstances that changes or may change our opinion set forth herein after the date hereof or for any other reason.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Corporation’s Registration Statement to be filed by the Corporation with the Commission on the date hereof and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Reed Smith LLP